AMENDMENT NO. 6

TO INVESTMENT ADVISORY AGREEMENT

This AMENDMENT NO. 6 is made as of the 1st day of October 2017, to the Investment Advisory Agreement dated as of August 1, 2006, between USAA MUTUAL FUNDS TRUST (the Trust), a statutory trust organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas, and USAA INVESTMENT MANAGEMENT COMPANY, as transferred to USAA ASSET MANAGEMENT COMPANY (AMCO), a corporation organized under the laws of the state of Delaware and having a place of business in San Antonio, Texas, pursuant to the Transfer and Assumption Agreement dated December 31, 2011.

AMCO and the Trust agree to modify and amend the Investment Advisory Agreement described above (Agreement) as follows:

1.SCHEDULE B-1. In order to reduce the annual base fee rate of the Growth and Tax Strategy Fund from 0.50% to 0.30% and the Short-Term Bond Fund from 0.24% to 0.20%, Schedule B-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust's series with a performance adjustment, is hereby replaced in its entirety by Schedule B-1 attached hereto.

2.SCHEDULE C-1. In order to reduce the annual base fee rate of the Cornerstone Aggressive Fund from 0.65% to 0.60%, Schedule C-1 to the Agreement, setting forth the fees payable to AMCO with respect to each of the Trust's series without a performance adjustment, is hereby replaced in its entirety by Schedule C-1 attached hereto.

3.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, AMCO and the Trust have caused this Amendment No. 6 to be executed as of the date first set forth above.

USAA MUTUAL FUNDS TRUST	USAA ASSET MANAGEMENT COMPANY
By: /S/ DANIEL S. MCNAMARA	By: /S/ BROOKS ENGLEHARDT
Daniel S. McNamara	Brooks Englehardt
President	President
Attest: /S/ DANIVEL MAVICO	Attest: /S/ KRISTEN MILLAN
Daniel Mavico	Kristen Millan
Secretary	Assistant Secretary

Schedule B-1 to Advisory Agreement - Listing of Funds

with Performance Adjustment

Name of Fund1		Annual Basic
	Performance Index	Fee Rate
Aggressive Growth Fund	Lipper Large-Cap Growth Funds Index	*
California Bond Fund	Lipper California Municipal Debt Funds	**
	Index
Capital Growth Fund	Lipper Global Funds Index	.75%
Emerging Markets Fund	Lipper Emerging Markets Funds Index	1.00%
First Start Growth Fund	Lipper Flexible Portfolio Funds Index	.75%
Global Equity Income Fund	Lipper Global Equity Income Funds	.50%
	Index
Government Securities Fund	Lipper Intermediate U.S. Government	.125%
	Funds Index
Growth & Income Fund	Lipper Multi-Cap Core Funds Index	.60%
Growth and Tax Strategy Fund	Composite Consisting of 51% of the	.30%
	Lipper General Municipal Bond Funds
	Index and 49% of the Lipper Large Cap
	Core Funds Index
Growth Fund	Lipper Large-Cap Growth Funds Index	.75%
High Income Fund	Lipper High Current Yield Index	.50%
Income Stock Fund	Lipper Equity Income Funds Index	.50%
Income Fund	Lipper Corporate Debt Funds A Rated	.24%
	Index
Intermediate-Term Bond Fund	Lipper Core Plus Bond Funds Index	**
Tax Exempt Intermediate-Term	Lipper Municipal Debt Funds Index	.28%
Fund

1The Performance Adjustment initially will be determined by reference to the sole outstanding class of shares of each Fund. If, in the future, a Fund offers more than one class of shares, the Performance Adjustment for that Fund will continue to be determined by reference to the initial class of shares, unless the Board determines otherwise.

International Fund	Lipper International Funds Index	.75%
Tax Exempt Long-Term Fund	Lipper General Municipal Debt Funds	.28%
	Index
New York Bond Fund	Lipper New York Municipal Debt Funds	**
	Index
Precious Metals and Minerals	Lipper Gold Funds Index	.75%
Fund
Science & Technology Fund	Lipper Science & Technology Funds	.75%
	Index
Short-Term Bond Fund	Lipper Short Investment Grade Debt	.20%
	Funds Index
Tax Exempt Short-Term Fund	Lipper Short Municipal Debt Funds Index	.28%
Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	.75%
Total Return Strategy Fund	Lipper Flexible Portfolio Funds Index	.65%
Ultra Short-Term Bond Fund	Lipper Ultra Short Funds Index	.24%
Value Fund	Lipper Multi-Cap Value Funds Index	.75%
Virginia Bond Fund	Lipper Virginia Municipal Debt Funds	**
	Index
World Growth Fund	Lipper Global Funds Index	.75%

*The fee is computed at one-half of one percent (.50%) of the first $750 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (.33%) of the portion of average net assets over $1.5 billion.

**The fee is computed at one-half of one percent (.50%) of the first $50 million of average net assets, two-fifths of one percent (.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (.30%) of the portion of average net assets over $100 million.

Schedule C-1 to Advisory Agreement - Listing of Funds

And Fee Rates

Name of Fund	Fee Rate
Money Market Fund	.24%
Tax Exempt Money Market Fund	.28%
Treasury Money Market Trust	.13%
Global Managed Volatility Fund	.60%
Managed Allocation Fund	.60%
Cornerstone Moderately Conservative Fund	.50%
Cornerstone Aggressive Fund	.60%
Cornerstone Conservative Fund	.00%
Cornerstone Equity Fund	.00%
Cornerstone Moderate Fund	.59%
Cornerstone Moderately Aggressive Fund	.59%
Real Return Fund	.50%
Flexible Income Fund	.50%
Target Retirement Income Fund	.00%
Target Retirement 2020 Fund	.00%
Target Retirement 2030 Fund	.00%
Target Retirement 2040 Fund	.00%
Target Retirement 2050 Fund	.00%
Target Retirement 2060 Fund	.00%